 As filed with the Securities and Exchange Commission on February 8, 2000
                                                     Registration No. 333-90253
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             Vicinity Corporation
            (Exact name of registrant as specified in its charter)

                                ---------------

      Delaware                                         7374                             77-0414631
  (State or other jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization            Classification Code Number)             Identification Number)

                           1135 A San Antonio Road
                          Palo Alto, California 94303
                                (650) 237-0300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                               Emerick M. Woods
                            Chief Executive Officer
                             Vicinity Corporation
                            1135A San Antonio Road
                          Palo Alto, California 94303
                                (650) 237-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:

          Christopher L. Kaufman, Esq.                          Bruce Dallas, Esq.
           Anthony J. Richmond, Esq.                          Davis Polk & Wardwell
                Latham & Watkins                               1600 El Camino Real
             135 Commonwealth Drive                        Menlo Park, California 94025
          Menlo Park, California 94025                            (650) 752-2000
                 (650) 328-4600

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             Explanatory Note

  The purpose of this Amendment No. 4 to the Registration Statement is to file
Exhibit 10.29 to the Registration Statement as set forth in Item 16(a) of Part
II.

                                    Part II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee.

                                                                     Amount to
                                                                      Be Paid
                                                                     ----------
   SEC registration fee.............................................    $28,433
   NASD filing fee..................................................     10,965
   Nasdaq National Market listing fee...............................     95,000
   Legal fees and expenses..........................................    350,000
   Accounting fees and expenses.....................................    350,000
   Printing and engraving...........................................    275,000
   Blue sky fees and expenses (including legal fees)................      2,500
   Transfer agent fees..............................................     15,000
   Miscellaneous....................................................     23,102
                                                                     ----------
     Total.......................................................... $1,150,000
                                                                     ==========

  -------------------
  * To be provided by amendment.

Item 14. Indemnification of Directors and Officers

  Our Certificate of Incorporation in effect as of the date hereof, and our Restated Certificate of Incorporation to be in effect upon the closing of this offering (collectively, the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws. The Registrant may obtain for liability insurance for its officers and directors.

  Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 15. Recent Sales of Unregistered Securities

  (a) Issuances of Shares of Preferred Stock and warrants exercisable for Preferred Stock

  On December 12, 1996, the Registrant issued and sold 3,304,000 shares of its Series C Preferred Stock to 21st Century Internet Fund, L.P., CMG@Ventures I, L.P. and EnCompass Group, Inc. for an aggregate purchase price equal to $4,989,040. This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  On December 9, 1998, the Registrant issued and sold 2,300,613 shares of its Series D Preferred Stock and warrants exercisable for up to 952,381 shares of Series E Preferred Stock at an exercise price of $2.10 per share to Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. for an aggregate purchase price equal to $3,750,952. This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  On March 19, 1999, the Registrant issued and sold 59,524 shares of its Series E Preferred Stock to two individual accredited investors for an aggregate purchase price equal to $125,000. This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  Between July 12, 1999 and August 31, 1999, the Registrant issued and sold 2,070,000 shares of its Series F Preferred Stock to EnCompass Group, Inc., 21st Century Internet Fund, L.P. and ten other accredited institutional investors for an aggregate purchase price equal to $10,385,000. This sale was deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  On November 16, 1999, the Registrant issued and sold 952,381 shares of its Series E Preferred Stock to Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. upon the exercise of warrants.

  (b) Issuances of Shares of Common Stock

  On February 1, 1998, the Registrant issued 882,500 shares of its Common Stock in consideration of Settlement and Release Agreements entered into on that day between the Registrant and each of Rama Aysola, James DiSanto and Eddie Babcock, each of whom, together with Timothy Bacci, was a founder and a former employee of the Registrant. This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  On July 27, 1998, the Registrant issued and sold 275,512 shares of its Common Stock pursuant to the early exercise of outstanding warrants by CMG@Ventures I, L.P. This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

  Between July 8, 1997 and January 10, 2000, the Registrant issued 2,920,649 shares of its Common Stock to 60 individuals upon exercise of outstanding employee incentive stock options. These sales were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under
Section 3(b) of the Securities Act as a transaction to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

  (c) Issuances of Options to Employees, Directors and Consultants

  Between November 25, 1996 and January 10, 2000, the Registrant issued options exercisable for 4,278,975 shares (net of cancellations) of its Common Stock pursuant to Registrant's 1996 Incentive Stock Option Plan to 152 individuals. Of this amount, options for 3,000,649 shares of Common Stock had been exercised as of January 10, 2000. These grants were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as a transaction to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each of the foregoing represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions.


Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.1**  Form of Underwriting Agreement.
  3.1**  Certificate of Incorporation.
  3.2**  Form of Restated Certificate of Incorporation to be in effect upon the closing of this offering.
  3.3**  Bylaws.
  3.4**  Form of Restated Bylaws to be in effect upon the closing of this offering.
  4.1**  Specimen Common Stock certificate.
  5.1**  Opinion of Latham & Watkins.
 10.1**  1995 Stock Option Plan.
 10.2**  1996 Incentive Stock Option Plan.
 10.3**  2000 Equity Participation Plan.
 10.4**  2000 Employee Stock Purchase Plan
 10.5**  Amended and Restated Registration and Information Rights Agreement,
         dated as of December 9, 1998, by and among Vicinity Corporation, Rama
         Aysola, Eddie Babcock, Timothy Bacci, James DiSanto and the investors named on Schedule I thereto.
 10.6**  Amended and Restated Shareholders Agreement, dated as of December 9,
         1998, by and among Vicinity Corporation, Rama Aysola, Eddie Babcock,
         Timothy Bacci, James DiSanto and the investors named in Schedule I thereto.
 10.7**  Voting Agreement, dated as of December 12, 1996, by and among Vicinity
         Corporation, Rama Aysola, Eddie Babcock, Timothy Bacci, James DiSanto
         and the investors named in Schedule I thereto.

 Exhibit
  Number                         Description of Document
 -------                         -----------------------
 10.8**   Employment Agreement, dated June 17, 1998, by and between Vicinity
          Corporation and Emerick M. Woods.
 10.9**   Loan Agreement, dated July 14, 1999, by and between Vicinity
          Corporation and Emerick M. Woods.
 10.10**  Form of 1996 Incentive Stock Option Plan Stock Option Agreement.
 10.11**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and Scott Young.
 10.12**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and David Seltzer.
 10.13**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and Mary Gavin.
 10.14+** Management Support Agreement, dated June 11, 1999, by and between
          Vicinity Corporation and Aperto Multimedia GmbH.
 10.15**  Management Support Agreement dated July 27, 1999, by and between
          Vicinity Corporation and Invision AG.
 10.16**  Master Lease and Financing Agreement, dated July 27, 1999, by and between Vicinity Corporation and Compaq.
 10.17**  Capital Lease Agreement, dated April 24, 1996, by and between
          Vicinity Corporation and Pacific Atlantic.
 10.18+** Joint Marketing Agreement, dated June 23, 1999, by and between
          Vicinity Corporation and Prio, Inc.
 10.19+** Service and Distribution Agreement, dated June 14, 1999, by and between Vicinity Corporation and Inktomi Corporation.
 10.20**  NaviSite Siteharbor Co-Location Services Agreement, dated June 30,
          1998, by and between Vicinity Corporation and NaviSite Internet
          Services Corporation.
 10.21**  Sublease Agreement, dated October 1, 1996, by and between Vicinity
          Corporation and Attachmate Corporation.
 10.22**  First Sublease Agreement Amendment, dated August 6, 1997, by and between Vicinity Corporation and Attachmate Corporation.
 10.23**  Second Sublease Agreement Amendment, dated September 22, 1998, by and between Vicinity Corporation and Attachmate Corporation.
 10.24**  Sub-Sublease Agreement, dated August 1, 1999, by and between Vicinity
          Corporation and E*Trade Group, Inc.
 10.25**  Lease Agreement, dated August 10, 1999, by and between Vicinity
          Corporation and Gordon E. and Blanche M. Bagley.
 10.26**  Vicinity Corporation Elaine Hamilton Non-Statutory Stock Option
          Agreement, dated October 13, 1999, by and between Vicinity
          Corporation and Elaine Hamilton.
 10.27**  Form of Indemnification Agreement.
 10.28+** Master Agreement dated January 11, 2000, between Vicinity Corporation and AltaVista Company.
 10.29    Form of Lockup Agreement to be entered into between Hikari Tsushin,
          Inc. and the Underwriters with respect to any shares of common stock purchased by Hikari Tsushin in the offering.
 23.1**   Consent of KPMG LLP.
 23.2**   Consent of Latham & Watkins.
 24.1**   Power of Attorney.
 27.1**   Financial Data Schedule.
 27.2**   Financial Data Schedule.

-------------------
+ Registrant has requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.

*  To be supplied by amendment.

** Previously filed.

(b) Financial Statement Schedules.

  Independent Auditors' Report on Financial Statement Schedule

  Schedule II--Valuation and Qualifying Accounts

Item 17. Undertakings

  The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or
  (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                Signatures

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on this 8th day of February, 2000.

                                       Vicinity Corporation

                                       By: /s/ Emerick M. Woods
                                         --------------------------------------
                                         Name: Emerick M. Woods
                                         Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

/s/ Emerick M. Woods                   Chief Executive Officer      Febuary 8, 2000
______________________________________  and Director (Principal
Emerick M. Woods                        Executive Officer)

/s/ David Seltzer                      Chief Financial Officer      Febuary 8, 2000
______________________________________  (Principal Financial and
David Seltzer                           Accounting Officer)

       *                               Chairman of the Board of     Febuary 8, 2000
______________________________________  Directors
Herbert M. Dwight, Jr.

       *                               Director                     Febuary 8, 2000
______________________________________
Jonathan Callaghan

       *                               Director                     Febuary 8, 2000
______________________________________
James J. Geddes, Jr.

       *                               Director                     Febuary 8, 2000
______________________________________
Fred Gibbons

       *                               Director                     Febuary 8, 2000
______________________________________
Peter Mills
       *                               Director                     Febuary 8, 2000
______________________________________
Norman Nie

       *                               Director                     Febuary 8, 2000
______________________________________
Michael Sears

       *                               Director                     Febuary 8, 2000
______________________________________
Peter Ziebelman

       /s/ Emerick M. Woods
*By: _________________________________
           Emerick M. Woods
           Attorney-in-Fact

                                    Exhibits

 Exhibit
  Number                         Description of Document
 -------                         -----------------------
  1.1**   Form of Underwriting Agreement.
  3.1**   Certificate of Incorporation.
  3.2**   Form of Restated Certificate of Incorporation to be in effect upon the closing of this offering.
  3.3**   Bylaws.
  3.4**   Form of Restated Bylaws to be in effect upon the closing of this offering.
  4.1**   Specimen Common Stock certificate.
  5.1**   Opinion of Latham & Watkins.
 10.1**   1995 Stock Option Plan.
 10.2**   1996 Incentive Stock Option Plan.
 10.3**   2000 Equity Participation Plan.
 10.4**   2000 Employee Stock Purchase Plan
 10.5**   Amended and Restated Registration and Information Rights Agreement,
          dated as of December 9, 1998, by and among Vicinity Corporation, Rama
          Aysola, Eddie Babcock, Timothy Bacci, James DiSanto and the investors named on Schedule I thereto.
 10.6**   Amended and Restated Shareholders Agreement, dated as of December 9,
          1998, by and among Vicinity Corporation, Rama Aysola, Eddie Babcock,
          Timothy Bacci, James DiSanto and the investors named in Schedule I thereto.
 10.7**   Voting Agreement, dated as of December 12, 1996, by and among
          Vicinity Corporation, Rama Aysola, Eddie Babcock, Timothy Bacci,
          James DiSanto and the investors named in Schedule I thereto.
 10.8**   Employment Agreement, dated June 17, 1998, by and between Vicinity
          Corporation and Emerick M. Woods.
 10.9**   Loan Agreement, dated July 14, 1999, by and between Vicinity
          Corporation and Emerick M. Woods.
 10.10**  Form of 1996 Incentive Stock Option Plan Stock Option Agreement.
 10.11**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and Scott Young.
 10.12**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and David Seltzer.
 10.13**  Amendment to Incentive Stock Option Plan Agreement, dated August 19,
          1998, by and between Vicinity Corporation and Mary Gavin.
 10.14+** Management Support Agreement, dated June 11, 1999, by and between
          Vicinity Corporation and Aperto Multimedia GmbH.
 10.15**  Management Support Agreement dated July 27, 1999, by and between
          Vicinity Corporation and Invision AG.
 10.16**  Master Lease and Financing Agreement, dated July 27, 1999, by and between Vicinity Corporation and Compaq.
 10.17**  Capital Lease Agreement, dated April 24, 1996, by and between
          Vicinity Corporation and Pacific Atlantic.
 10.18+** Joint Marketing Agreement, dated June 23, 1999, by and between
          Vicinity Corporation and Prio, Inc.
 10.19+** Service and Distribution Agreement, dated June 14, 1999, by and between Vicinity Corporation and Inktomi Corporation.
 10.20**  NaviSite Siteharbor Co-Location Services Agreement, dated June 30,
          1998, by and between Vicinity Corporation and NaviSite Internet
          Services Corporation.

 Exhibit
  Number                         Description of Document
 -------                         -----------------------
 10.21**  Sublease Agreement, dated October 1, 1996, by and between Vicinity
          Corporation and Attachmate Corporation.
 10.22**  First Sublease Agreement Amendment, dated August 6, 1997, by and between Vicinity Corporation and Attachmate Corporation.
 10.23**  Second Sublease Agreement Amendment, dated September 22, 1998, by and between Vicinity Corporation and Attachmate Corporation.
 10.24**  Sub-Sublease Agreement, dated August 1, 1999, by and between Vicinity
          Corporation and E*Trade Group, Inc.
 10.25**  Lease Agreement, dated August 10, 1999, by and between Vicinity
          Corporation and Gordon E. and Blanche M. Bagley.
 10.26**  Vicinity Corporation Elaine Hamilton Non-Statutory Stock Option
          Agreement, dated October 13, 1999, by and between Vicinity
          Corporation and Elaine Hamilton.
 10.27**  Form of Indemnification Agreement.
 10.28+** Master Agreement, dated January 11, 2000, between Vicinity
          Corporation and AltaVista Company.
 10.29    Form of Lockup Agreement to be entered into between Hikari Tsushin,
          Inc. and the Underwriters with respect to any shares of common stock purchased by Hikari Tsushin in the offering.
 23.1**   Consent of KPMG LLP.
 23.2**   Consent of Latham & Watkins.
 24.1**   Power of Attorney.
 27.1**   Financial Data Schedule.
 27.2**   Financial Data Schedule.

-------------------
+ Registrant has requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.

*  To be supplied by amendment.

** Previously filed.